  State of Delaware
   Secretary of State
  Division of Corporations
Delivered 02:13 PM  01/14/2005
                                                                                           FILED 02:13  PM  01/14/2005
SRV 050037704 – 07 4016 FILE

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

The corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.	The name of this corporation is ____MIDWEST VENTURE Group, Inc._.
2.	Its registered office in the State of Delaware is located at _Corporate Trust
       Center 1209 Orange___ (street), City of ____Wilmington__________
Zip Code ___19801___ County of _______New Castle_____ the name of its registered agent is _The Corporation Trust Company______________
___________________________________________________________.
3.	The date of filing of the original Certificate of Incorporation in Delaware was _____2/26/1969_______________________________________________.
4.	The date when restoration, renewal, and revival of the charter of this
company is to commence is the  ___28__  day of   _February_________.
same being prior to the date of the expiration of the charter.  This renewal and revival of the charter of this corporation is to be perpetual.
5.	This corporation was duly organized and carried on the business authorize by its charter until the __1st__ day of __March_  A.D. ____2001_______, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the
State of Delaware.
     IN TESTIMONY WHEREOF, and in compliance with the provisions of Section
312 of the General Corporation Law of the State of Delaware, as amended, providing for
The renewal, extension and restoration of charters the last and acting authorized officer
hereunto set his/her hand to this certificate this _10_   day of _January_   A.D.  _2005_ .

By:______________________________
                                                                                             Authorized Officer
Name:_____________________________
                                                                                                                      Print or Type
Title:_____________________________